As filed with the Securities and Exchange Commission on September 3, 2021

Registration No. 333-______

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

VITALITY BIOPHARMA, INC.

(Exact name of registrant as specified in charter)

Nevada	75-3268988
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

1901 Avenue of the Stars, 2nd Floor

Los Angeles, California 90067

(530) 231-7800

(Address and telephone number of principal executive office)

Vitality Biopharma, Inc. 2021 Stock Incentive Plan

(Full Title of the Plan)

Michael Cavanaugh

Chief Executive Officer

1901 Avenue of the Stars, 2nd Floor

Los Angeles, California 90067

(530) 231-7800

(Name, address and telephone number of agent for service)

Copies to:

Howard Groedel, Esq.

Ulmer & Berne LLP

1660 West 2nd Street, Suite 1100

Cleveland, OH 44113

(216) 583-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, an emerging growth company or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “emerging growth company” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
Emerging growth company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Being Registered	Amount Being Registered (1)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (3)

Common Stock, $0.001 par value	10,000,000 (2)	$0.50	$5,000,000	$545.50
Total	10,000,000	$0.50	$5,000,000	$545.50

(1)	Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of the common stock of Vitality Biopharma, Inc. (the “Registrant”) that become issuable under the Vitality Biopharma, Inc. 2021 Stock Incentive Plan (the “2021 Plan”) set forth herein by reason of any stock split, stock dividend, recapitalization or similar transactions, that results in an increase to the number of outstanding shares of the Registrant’s common stock, as applicable.

(2)	Represents shares of common stock reserved for future issuance pursuant to awards under the 2021 Plan.

(3)

Estimated in accordance with Rules 457(c) and 457(h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of the closing price of the Registrant’s common stock reported on the OTC Markets Group’s Pink Sheets tier on August 30, 2021, which is a date within five business days prior to filing this Registration Statement.

STATEMENT PURSUANT TO GENERAL INSTRUCTION E –

REGISTRATION OF ADDITIONAL SECURITIES

This Registration Statement registers additional securities of the same class as other securities for which the registration statement filed on Form S-8 (SEC File No. 333-192398) of the Registrant is effective. The information contained in the Registrant’s registration statement on Form S-8 (SEC File No. 333-192398) is hereby incorporated by reference pursuant to General Instruction E.

PART II

ITEM 8. EXHIBITS.

See the Exhibit Index on the page immediately preceding the exhibits for a list of exhibits filed as part of this Registration Statement on Form S-8, which Exhibit Index is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Los Angeles, State of California, on September 3, 2021.

VITALITY BIOPHARMA, INC.

By:	/s/ Michael Cavanaugh
Michael Cavanaugh
Chief Executive Officer (Principal Executive)

/s/ Richard McKilligan
Richard McKilligan Chief Financial Officer (Principal Accounting Officer and Principal Financial Officer)

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael Cavanaugh and Richard McKilligan, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or his or her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Michael Cavanaugh	Director and Chief Executive Officer (Principal Executive Officer)	September 3, 2021
Michael Cavanaugh

/s/ Edward Feighan	Director	September 3, 2021
Edward Feighan

/s/ Richard Celeste	Director	September 3, 2021
Richard Celeste

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

5.1*	Opinion of Ulmer & Berne LLP

23.1*	Consent of Ulmer & Berne LLP (included in Exhibit 5.1).

23.2*	Consent of Weinberg & Company, P.A.
24.1*	Power of Attorney (included as part of the signature page of this Registration Statement).

99.1*	Vitality Biopharma, Inc. 2021 Stock Incentive Plan

* Filed herewith